Exhibit 1.1

   May 2, 2022

Protalix BioTherapeutics

2 University Plaza, Suite 100

Hackensack, New Jersey 07601

Attention: Eyal Rubin, Chief Financial Officer

Dear Mr. Rubin:

Reference is made to the At The Market Offering Agreement, dated as of July 2, 2021 (the “ATM Agreement”), between Protalix BioTherapeutics (the “Company”) and H.C. Wainwright & Co., LLC (the “Wainwright”).  This letter (the “Amendment”) constitutes an agreement between the Company and Wainwright to amend the ATM Agreement as set forth herein.  Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2.The first two sentences in the third paragraph of the ATM Agreement are hereby amended and restated as follows:

“The Company (i) has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-230604) covering the public offering and sale of certain securities of the Company, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission on April 12, 2019 and (ii) on April 20, 2022, has prepared and filed with the Commission a shelf registration statement on Form S-3 (File No. 333-264394) covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the 1933 Act Regulations, which shelf registration statement was declared effective by the Commission on April 29, 2022. The “Registration Statement,” as of the date hereof until April 19, 2022 with respect to the shelf registration statement on Form S-3 (File No. 333-230604) and as of April 20, 2022 and thereafter with respect to the shelf registration statement on Form S-3 (File No. 333-264394), means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed by the Company to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed by the Company to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.”

3.The Company and Wainwright hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement, the Company’s deliverables under Sections 3(o), 3(p) and 3(q) of the ATM Agreement shall be delivered to Wainwright on the date of this Amendment, and the Company shall file a Prospectus Supplement with the Commission on the date hereof.

4.Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

5.This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Wainwright, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By _/s/ Edward D. Silvera_______

Name: Edward D. Silvera

Title: Chief Operating Officer

Accepted and Agreed:

PROTALIX BIOTHERAPEUTICS, INC.

By: _/s/ Dror Bashan______________

    Name: Dror Bashan

Title: CEO

[signature page to PLX Amendment to

atm agreement]